EXHIBIT 5

JOINT FILING AGREEMENT

                    Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to file with the Securities and Exchange Commission Amendment No. 4 to Schedule 13D (the "Amendment"), with respect to the Common Stock of Grubb & Ellis Company. The undersigned agree that the Amendment will be filed on behalf of each and all of them. Each of the undersigned agrees that he or it shall be responsible for the accuracy and completeness of the information concerning him or it contained in the Amendment. This agreement may be executed in any number of counterparts, which taken together shall constitute one and the same document.

Dated: September 27, 2002	/s/ Mike Kojaian
Mike Kojaian

Dated: September 27, 2002	/s/ C. Michael Kojaian
C. Michael Kojaian

Dated: September 27, 2002	KOJAIAN HOLDINGS, L.L.C.

By /s/ C. Michael Kojaian
C. Michael Kojaian, its Member

Dated: September 27, 2002	KOJAIAN VENTURES, L.L.C.

By: Kojaian Ventures-MM, Inc., its Managing Member

By /s/ C. Michael Kojaian
C. Michael Kojaian, President

Dated: September 27, 2002	KOJAIAN VENTURES-MM, INC.

By /s/ C. Michael Kojaian
C. Michael Kojaian, President